Exhibit 10.3

Execution Version

Bank of America, N.A.

100 Westminster Street

RI-536-10-01

Providence, RI 02903

June 22, 2020

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, RI 02893

Attention: David Smith, Chief Financial Officer

Email: dsmith@astronovainc.com

Re: Modifications to Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated February 28, 2017 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among Astronova, Inc., a Rhode Island corporation (the “U.S. Borrower”), the Guarantors party thereto from time to time, ANI APS, a Danish private limited liability company (the “Danish Borrower” and together with the US Borrower, the “Borrowers” and each a “Borrower”) and Bank of America, N.A. (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

The Borrowers have requested that the Lender make certain amendments to the Credit Agreement and the Lender is willing to do so, subject to the terms and conditions set forth herein.

Now, therefore, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

1. Sections 7.11(a) and (c) of the Credit Agreement provides that, among other things, for the Measurement Period ending May 2, 2020, the Loan Parties and their Subsidiaries shall not permit:

(a) the Consolidated Leverage Ratio to be greater than 3.00 to 1.00; and

(b) Consolidated EBITDA to be less than $9,500,000 ((a) and (b), collectively, the “Specified Financial Covenants”).

Notwithstanding the terms and conditions set forth in Section 7.11(a) and (c) of the Credit Agreement, the Lender hereby waives compliance by the Loan Parties and their Subsidiaries with the Specified Financial Covenants for the Measurement Period ending May 2, 2020 (the “Subject

Measurement Period”) and hereby waives any Default arising from any non-compliance by the Loan Parties and their Subsidiaries with the Specified Financial Covenants for the Subject Measurement Period.

2. In addition to the financial covenants set forth in Section 7.11 of the Credit Agreement (as modified hereby), the Loan Parties and their Subsidiaries shall not permit Consolidated EBITDA for the trailing twelve month period ending June 27, 2020 to be less than $9,500,000 (the “Additional EBITDA Covenant”). The Additional EBITDA Covenant will be tested on August 15, 2020. The U.S. Borrower shall deliver to the Lender, on or before August 15, 2020, a compliance certificate in form and substance satisfactory to the Lender, evidencing compliance with this covenant (the “Interim Covenant Compliance Certificate”). A failure to comply with any of the covenants set forth in this paragraph 2 shall constitute an immediate Event of Default under the Credit Agreement, for which there shall be no grace or cure period.

3. Notwithstanding the terms and conditions set forth in Section 4.02 of the Credit Agreement, the Borrowers confirm, acknowledge and agree that they shall not submit a Request for Credit Extension and the Lender shall have no obligation to honor any Request for Credit Extension from the date of this letter agreement through and including August 15, 2020. After August 15, 2020, the Borrower may only submit Requests for Credit Extensions, and the Lender shall only be obligated to honor such Requests for Credit Extension, to the extent that the request therefor complies with Section 4.02 of the Credit Agreement. Additionally, notwithstanding the terms and conditions set forth in Section 7.06 of the Credit Agreement, the Borrowers confirm, acknowledge and agree that they shall not make any Restricted Payments that would otherwise be permitted by Section 7.06(e) or (f) of the Credit Agreement from the date of this letter until the date on which the Interim Covenant Compliance Certificate has been delivered by the Borrowers to the Lender. Additionally, the Borrowers and the Lender agree that from May 2, 2020 through and including August 15, 2020, the Borrowers shall not make Restricted Payments, and thereafter may only make Restricted Payments in accordance with Section 7.06 of the Credit Agreement.

4. Except as otherwise expressly specified in this letter, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, all rights of the Lender and all of the Obligations shall remain in full force and effect and are unaffected hereby. The Loan Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that none of the Borrowers or any other Loan Party has any right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

5. By its signature below, each of the Loan Parties represents and warrants that (a) after giving effect to this letter, the representations and warranties set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of this letter; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) without duplication of materiality qualifiers as of such date or such earlier date, as applicable; and (b) after giving effect to this letter, no event has occurred and is continuing which constitutes a Default or an Event of Default.

6. The execution, delivery and effectiveness of this letter shall not (i) directly or indirectly constitute a course of dealing or, except as expressly specified in this letter, other basis for altering any Obligations or any other contract or instrument (including, without limitation, the Credit Agreement and the other Loan Documents) or (ii) operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any Loan Document or constitute a continuing consent or waiver of any kind, except as expressly set forth herein.

7. This letter and the consent set forth above shall be effective upon the execution and delivery hereof by the Loan Parties and Lender. This letter is a Loan Document, and the terms and conditions of Sections 10.13 and 10.14 are incorporated herein by reference, mutatis mutandis.

[Signature page follows.]

Very truly yours, BANK OF AMERICA, N.A., as the Lender

By:	/s/ Nicholas Storti
Name:	Nicholas Storti
Title:	Senior Vice President

[Signature Page to Letter Agreement]

ASTRONOVA, INC., as the U.S. Borrower and Domestic Guarantor

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	VP, CFO, Treasurer

ANI APS, as the Danish Borrower

By:	/s/ Gregory A. Woods
Name:	Gregory A. Woods
Title:	CEO & Chairman

TROJAN LABEL, APS, as the Foreign Guarantor

By:	/s/ Gregory A. Woods
Name:	Gregory A. Woods
Title:	President & CEO

cc:	Foley Hoag LLP
155 Seaport Blvd.
Boston, MA 02210
Attention: Malcolm G. Henderson, Esq.
Email: mhenderson@foleyhoag.com

[Signature Page to Letter Agreement]